EXHIBIT 99.1

Corvus Gold Closes $4.5M Financing with Strategic Investor to Advance Its Mother Lode Project Through 2019

VANCOUVER, British Columbia, June 07, 2018 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX:KOR) (OTCQX:CORVF) announces it has completed a CAD $4,500,002 private placement (the “Private Placement”). Pursuant to the Private Placement, the Company issued 1,730,770 common shares at a price of CAD $2.60 to a key strategic shareholder. No warrants were issued. Proceeds of the financing will fund the planned Phase Three 30,000 metre exploration drill program at Mother Lode project through 2018-19.

Jeff Pontius, President and CEO of Corvus, said, “We are pleased to have secured the funding for our Phase Three Mother Lode exploration program with a strategic investor. The Company appreciates the confidence this investment shows in Corvus Gold’s ability to advance the large new Nevada, North Bullfrog and Mother Lode gold projects. Our shareholders can look forward to continued news flow on our progress of the Mother Lode project including a maiden resource expected in Q3 and a combined North Bullfrog-Mother Lode preliminary economic assessment expected in Q4.”

The common shares issued in the Private Placement are subject to a minimum 6-month hold period unless otherwise registered under applicable securities laws. The Toronto Stock Exchange has granted conditional approval to the issuance of the Corvus common shares under the Private Placement.

The foregoing securities have not been and will not be registered under the U.S. Securities Act of 1933, as amended or any applicable state securities laws and may not be offered or sold absent registration or an applicable exemption from such registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the foregoing securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada. The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims. The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 194 federal unpatented mining claims on the Mother Lode project which totals 1,597 hectares which it owns 100% of.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada. In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects. Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding the potential use of proceeds from the offering, the advancement and development of our Mother Lode project and the expansion of our 2018 drill program; the full funding of the 2018 drill program as a result of the financing; updates on the development progress at the Mother Lode project; expected timing for the maiden mineral resource estimate and the combined North Bullfrog – Mother Lode preliminary economic assessment; the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2017 filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”). All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.